UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 10, 2012

LEGGETT & PLATT, INCORPORATED

(Exact name of registrant as specified in its charter)

Missouri	001-07845	44-0324630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 1 Leggett Road, Carthage, MO	64836
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 417-358-8131

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of the Profitable Growth Incentive

On December 10, 2012, the Compensation Committee of the Board of Directors approved the Profitable Growth Incentive (PGI), which will replace the broad-based option grants in 2013 for certain key management employees including David S. Haffner, President & CEO; Karl G. Glassman, EVP & COO; Matthew C. Flanigan, SVP & CFO; and Joseph D. Downes, Jr., SVP & President – Industrial Materials Segment.

The PGI awards will be issued as growth performance stock units (GPSUs) granted under the Company’s Flexible Stock Plan, amended and restated, effective as of May 10, 2012, filed March 30, 2012 as Appendix A to the Company’s Definitive Proxy Statement for the Annual Meeting of Shareholders. The Committee will grant the GPSUs in accordance with the Form of Profitable Growth Incentive Award Agreement and the Terms and Conditions, which are attached hereto and incorporated herein as Exhibit 10.1.

Each of the above executives will be granted a number of GPSUs determined by multiplying the executive’s current base annual salary by an award multiple (to be approved by the Compensation Committee), and dividing this amount by the average closing price of the Company’s common stock for the ten business days immediately following the date of the Company’s fourth quarter earnings press release. The number of GPSU’s that will ultimately vest will depend upon the Revenue Growth and EBITDA Margin of the Company (for Haffner, Glassman and Flanigan) or of the Industrial Materials Segment (for Downes) at the end of a 2-year performance period beginning January 1, 2013 and ending December 31, 2014. The percentage of vested GPSUs will range from 0% to 250% of the number granted according to the below schedule. It is anticipated that the Compensation Committee will set the actual EBITDA Margin and Revenue Growth targets and the number of GPSUs to be granted to each executive in the first quarter of 2013.

PAYOUT SCHEDULE

EBITDA Margin	Award Payout Percentage
X%+ %	0%	100%	138%	175%	212%	250%
X%+ %	0%	75%	100%	138%	175%	212%
X%+ %	0%	50%	75%	100%	138%	175%
X%	0%	25%	50%	75%	100%	138%
<X%	0%	0%	0%	0%	0%	0%
	<Y%	Y%	Y%+ %	Y%+ %	Y%+ %	Y%+ %
	Revenue Growth

X = Threshold EBITDA Margin target to be set by the Compensation Committee

Y= Threshold Revenue Growth target to be set by the Compensation Committee

The calculations of EBITDA Margin and Revenue Growth can be found in the attached Profitable Growth Incentive Terms and Conditions. The Award Payout Percentage increases as higher EBITDA Margin and Revenue Growth targets are achieved. Payouts will be interpolated for achievement falling between the target levels shown above.

Fifty percent of the vested GPSUs will be paid out in cash and the Company intends to pay out the remaining fifty percent in shares of the Company’s common stock, although the Company reserves the right to pay up to one hundred percent in cash. The awards will be paid by March 15, 2015. Cash will be paid equal to the number of vested GPSUs multiplied by the closing market price of the Company’s common stock on the last business day of the performance period. Shares will be issued on a one-to-one basis for vested GPSUs. The amount of cash paid and number of shares issued will be reduced for applicable tax withholding. GPSUs may not be transferred, assigned, pledged or otherwise encumbered, and have no voting or dividend rights.

The GPSUs will normally vest on the last day of the 2-year performance period. If the executive has a separation from service other than for retirement, death or disability, before the GPSUs vest, they are immediately forfeited. If the separation of service is due to retirement, death or disability, the GPSUs will vest on a pro-rata basis for each full calendar year prior to the executive’s termination. However, in the event of disability, the GPSUs will continue to vest for 18 months after disability begins. Under certain circumstances, if a change in control of the Company occurs and the executive’s employment is terminated, the GPSUs will vest and the executive will receive a 250% payout.

The above referenced terms and conditions contain a non-competition covenant for two years after payout, where, if violated, the executive must repay to the Company any gain from the GPSUs. Also, if within 24 months of payment, the Company is required to restate previously reported financial statements, the executive must repay any amounts paid in excess of the amount that would have been paid based on the restated financial results.

The foregoing is only a summary of the terms and conditions of the PGI and GPSUs and is qualified in its entirety by reference to the Form of Profitable Growth Incentive Award Agreement and the Profitable Growth Incentive Terms and Conditions. All future awards under the PGI are expected to be made pursuant to the Form of Profitable Growth Incentive Award Agreement and the Profitable Growth Incentive Terms and Conditions. If the terms and conditions of future grants are materially changed, the Company will make a subsequent filing of the updated form at that time.

Paul R. Hauser, a named executive officer in our Summary Compensation Table of our proxy statement filed March 30, 2012, retired from the Company on February 18, 2012 and therefore will not participate in the PGI.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1*	Form of Profitable Growth Incentive Award Agreement and Terms and Conditions.

10.2	Flexible Stock Plan, amended and restated, effective as of May l0, 2012, filed March 30, 2012 as Appendix A to the Company’s Proxy Statement, is incorporated by reference. (SEC File No. 001-07845)

*	Filed with this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGGETT & PLATT, INCORPORATED

Date: December 12, 2012	By:	/S/ JOHN G. MOORE
John G. Moore
Senior Vice President – Chief Legal & HR Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Form of Profitable Growth Incentive Award Agreement and Terms and Conditions.

10.2	Flexible Stock Plan, amended and restated, effective as of May l0, 2012, filed March 30, 2012 as Appendix A to the Company’s Proxy Statement, is incorporated by reference. (SEC File No. 001-07845)

*	Filed with this Form 8-K.